Exhibit 11

                                   COMPUTATION OF EARNINGS PER SHARE
                                (Millions of dollars, except per share)
                                                                         Year Ended 30 September
                                                                 ----------------------------------------
                                                                        2000          1999          1998

Earnings
  Income before cumulative effect of accounting changes                 $124          $451          $547
  Cumulative effect of accounting changes                                  0             0             0
                                                                 ------------  ------------  ------------
    Net Income                                                          $124          $451          $547
                                                                 ============  ============  ============

Basic shares
  Average common shares outstanding during the year                      213           212           216
                                                                 ============  ============  ============

Basic earnings per share
  Income before cumulative effect of accounting changes                $0.58         $2.12         $2.54
  Cumulative effect of accounting changes                                  0             0             0
                                                                 ------------  ------------  ------------
    Net Income                                                         $0.58         $2.12         $2.54
                                                                 ============  ============  ============

Diluted shares
  Average common shares outstanding during the year                      213           212           216
  Shares issuable from stock option and award plans                        3             4             4
                                                                 ------------  ------------  ------------
    Adjusted average common shares outstanding                           216           216           220
                                                                 ============  ============  ============

Diluted earnings per share
  Income before cumulative effect of accounting changes                $0.57         $2.09         $2.48
  Cumulative effect of accounting changes                                  0             0             0
                                                                 ------------  ------------  ------------
    Net income                                                         $0.57         $2.09         $2.48
                                                                 ============  ============  ============